                                                                  EXHIBIT 12.1

            REVLON CONSUMER PRODUCTS CORPORATION AND SUBSIDIARIES
              COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                            (DOLLARS IN MILLIONS)

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
                                      NINE MONTHS ENDED
                                        SEPTEMBER 30,                  YEAR ENDED DECEMBER 31,
                                      ------------------ ---------------------------------------------------
                                        1998      1997     1997      1996      1995      1994       1993
                                      -------- --------  -------- --------  --------- ---------  ----------
Income (loss) from continuing
 operations before income taxes  ....  $ 10.3    $ 21.3   $ 59.0    $ 25.2    $(37.2)   $(73.0)    $(128.7)
Interest expense ....................   103.3      99.2    133.7     133.4     142.6     136.7       121.5
Amortization of debt issuance costs       3.9       5.3      6.6       8.3      11.0       8.4         8.0
Portion of rental expense deemed to
 represent interest .................    11.4      11.6     15.2      15.4      14.7      15.0        16.0
                                      -------- --------  -------- --------  --------- ---------  ----------
Earnings before fixed charges  ......  $128.9    $137.4   $214.5    $182.3    $131.1    $ 87.1     $  16.8
                                      ======== ========  ======== ========  ========= =========  ==========
Interest expense ....................  $103.3    $ 99.2   $133.7    $133.4    $142.6    $136.7     $ 121.5
Amortization of debt issuance costs       3.9       5.3      6.6       8.3      11.0       8.4         8.0
Portion of rental expense deemed to
 represent interest .................    11.4      11.6     15.2      15.4      14.7      15.0        16.0
                                      -------- --------  -------- --------  --------- ---------  ----------
Fixed charges .......................  $118.6    $116.1   $155.5    $157.1    $168.3    $160.1     $ 145.5
                                      ======== ========  ======== ========  ========= =========  ==========
Ratio of earnings to fixed charges  .     1.1       1.2      1.4       1.2        --        --          --
                                      ======== ========  ======== ========  ========= =========  ==========
Deficiency of earnings to fixed
 charges ............................  $   --    $   --   $   --    $   --    $ 37.2    $ 73.0     $ 128.7
                                      ======== ========  ======== ========  ========= =========  ==========
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